UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 29, 2005

                             Zoom Technologies, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
                -------                            ----------------------
           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
      ----------------------------------------            ---------------
      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
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           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

     On April 29, 2005, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     LIMITATION ON INCORPORATION BY REFERENCE. The information furnished in this
Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01         Financial Statements and Exhibits

Exhibit Number      Description
--------------      -----------
    99.1            Press  release  dated April 29,  2005 of Zoom  Technologies,
                    Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2005            ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
    99.1            Press  release  dated April 29,  2005 of Zoom  Technologies,
                    Inc.

                                  EXHIBIT 99.1

         Zoom Technologies Reports Results for the First Quarter of 2005

     Boston, MA, April 29, 2005 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net sales of $6.4 million for its first quarter ended March 31, 2005, down 17.4% from $7.8 million for the first quarter of 2004. Zoom's DSL modem net sales for the first quarter of 2005 rose 51% from the first quarter of 2004, but this increase was offset by a 44% decline in dial-up modem net sales in the same time period.
     Zoom reported a net loss of $1.3 million or $.15 per diluted share for its first quarter ended March 31, 2005, compared to a net loss of $0.6 million or $.07 per diluted share for the first quarter of 2004, with the change due to lower gross profit, partially offset by reduced operating expenses.
     Gross profit was $1.5 million or 23.8% of net sales in the first quarter of 2005, down from $2.3 million or 29.7% of net sales in the first quarter of 2004. The lower gross profit resulted primarily from lower sales and lower margins realized on those sales. Gross margins were lower primarily because of the continuing product sales shift away from dial-up modems, Zoom's highest margin product category, and because of lower absorption of manufacturing overhead due to lower sales.
     Operating  expenses  were $2.7  million  or 41.8% of net sales in the first quarter of 2005 compared to $2.9 million or 36.7% of net sales in the first quarter of 2004. Selling expenses declined by $.1 million primarily due to lower dial-up modem sales and lower associated selling expenses. General and administrative expenses declined $.1 million, primarily due to lower personnel costs. R&D expenses rose $.1 million, reflecting higher costs for personnel and outside services.
     Zoom's cash balance on March 31, 2005 was $7.6 million, down from $9.4 million on December 31, 2004, due primarily to the quarter's loss and an increase in inventory of $1.2 million. The inventory increase was primarily due to a push-out of some customers' orders and the increase of work-in-process of Zoom's new Wireless-G ADSL modem. The mortgage on Zoom's headquarters is due in January 2006, and has therefore been reclassified from a long-term to a current liability. Zoom intends to make a decision on mortgage refinancing later this year.
     "Our number one priority is growing Zoom's sales," said Frank Manning, Zoom's President and CEO. "To do this we need to continue to grow our ADSL revenues, and to build the sales momentum for our voice over the Internet products and services. We began shipping our first Wireless-G ADSL modems in late March, and our sales of this product are encouraging. We are also encouraged by the progress we are making with our VoIP hardware and Global Village phone services."
     Zoom has scheduled a conference call for Friday, April 29th at 10:00 a.m. Eastern Time. You may access the conference call by dialing (800) 210-9006 for calls made within the United States and dialing (719) 457-2621 for calls made from outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q1) and other financial and investor-oriented websites via the CCBN / StreetEvents network. Shortly after the conference call, a recording of the call will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone
(617)423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.

About Zoom Technologies

     Zoom Technologies, Inc. designs, produces, markets, and supports communications products under the Zoom and Hayes(R) brands, and provides voice over the Internet services under the Global Village brand. Zoom is headquartered in Boston, and its European sales and support center is in the UK. Zoom markets its products in over forty countries, and provides multi-lingual support from its offices in Boston, Florida, and the UK. For more information about Zoom and its products, please see www.zoom.com.
                                     _______
Forward Looking Statements

This release contains forward-looking information relating to Zoom's plans, expectations, and intentions, including statements relating to sales of Zoom's new VoIP and DSL products and Zoom's mortgage. Actual results may be materially different from expectations as a result of known and unknown risks, including: the uncertainty of market acceptance and growth of VoIP and of DSL modem markets; the uncertainty of Zoom's ability to grow its sales or more successfully penetrate those markets; Zoom's reliance on a relatively limited number of customers for sale of its DSL modems; Zoom's increasing reliance on international sales; the uncertainty of the regulatory environment of VoIP products; uncertainty of new product development and introduction, including budget overruns, project delays, and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; other delays in shipments of products; Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; competition; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom's expectations or any change in events, conditions or circumstance on which any such statement is based.

                             ZOOM TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                  In thousands
                                   (Unaudited)

                                                     Mar 31,            Mar 31,
                                                      2005               2004
--------------------------------------------------------------------------------

Assets

Current assets:

        Cash                                          $ 7,608           $ 9,439
        Accounts receivable, net                        2,674             3,349
        Inventories, net                                6,245             5,031
        Prepaid expenses and other                        303               530
--------------------------------------------------------------------------------

               Total current assets                    16,830            18,349

Property and equipment, net                             2,641             2,703

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               Total assets                           $19,471           $21,052
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LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

        Accounts payable                              $ 1,842           $ 2,007
        Accrued expenses                                1,146             1,275
        Current portion of long-term debt               5,050               230
--------------------------------------------------------------------------------
               Total current liabilities                8,038             3,512

        Long-term debt                                      -             4,872
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               Total liabilities                        8,038             8,384
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Stockholders' equity:

        Common stock and additional paid-in capital    30,767            30,662
        Treasury stock                                     (7)               (7)
        Accumulated other comprehensive
         income (loss)                                    488               523
        Retained earnings (deficit)                   (19,815)          (18,510)
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               Total stockholders' equity              11,433            12,668
--------------------------------------------------------------------------------
               Total liabilities &
               Stockholders' equity                   $19,471           $21,052
--------------------------------------------------------------------------------

                             ZOOM TECHNOLOGIES, INC.
                      Consolidated Statements of Operations
                       In thousands,except per share data
                                    (Unaudited)

                                                   Three Months Ended
                                                 -----------------------
                                                 03/31/05       03/31/04
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
Net sales                                        $ 6,436       $ 7,792
Cost of goods sold                                 4,904         5,480
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    Gross profit                                   1,532         2,312

Operating expenses:
    Selling                                        1,120         1,226
    General and administrative                       823           954
    Research and development                         749           678
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    Total operating expenses                       2,692         2,858
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    Operating profit (loss)                       (1,160)         (546)

Other income (expense), net                         (145)          (12)
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    Income(loss) before income taxes              (1,305)         (558)

Income tax expense(benefit)                            -             -
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    Net income (loss)                            $(1,305)      $  (558)
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Basic earnings (loss) per share:

    Earnings (loss) per share                     $(0.15)       $(0.07)

Diluted earnings (loss) per share:

    Earnings (loss) per share                     $(0.15)       $(0.07)
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Weighted average number of shares outstanding:

        Basic                                      8,967         8,136
        Diluted                                    8,967         8,136
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